UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2011
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 10, 2011, Superior Energy Services, Inc., a Delaware corporation (the “Company”), and SESI, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of the Company (“SESI”), entered into a Third Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”), and the lenders named therein. The Amendment amends that certain Second Amended and Restated Credit Agreement dated May 29, 2009 (the “Credit Agreement”) among the Company, SESI, the Administrative Agent, and the lenders named therein, to, among other things, (i) permit the issuance of senior unsecured notes up to the aggregate principal amount of $700,000,000 (or such greater amount as the SESI and the Administrative Agent shall agree) having a maturity of at least 7 years from the date of issue (the “Complete Acquisition Senior Notes”), (ii) permit the Company’s acquisition (the “Complete Acquisition”) of Complete Production Services, Inc., a Delaware corporation (the “Target”), and (iii) for the period from the issuance of the Complete Acquisition Senior Notes to and including the closing of the Complete Acquisition and redemption of the Target’s 8% Senior Notes due 2016, which will occur as soon as practicable after such closing, to exclude the proceeds of the Complete Acquisition Senior Notes retained in cash or cash equivalents from Funded Indebtedness (as that term is defined in the Credit Agreement).
     The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the Complete Acquisition Senior Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this report with respect to the Complete Acquisition Senior Notes is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Third Amendment to Second Amended and Restated Credit Agreement dated as of November 10, 2011 among Superior Energy Services, Inc., SESI, L.L.C., JPMorgan Chase Bank, N.A. and the lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: November 17, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Second Amended and Restated Credit Agreement dated as of November 10, 2011 among Superior Energy Services, Inc., SESI, L.L.C., JPMorgan Chase Bank, N.A. and the lenders party thereto.